Exhibit 99.1
Investor and Media Relations	Patricia Figueroa +1 (617) 747-3300 ir@amg.com pr@amg.com

AMG Reports Financial and Operating Results for
the Fourth Quarter and Full Year 2024

Company reports EPS of $4.92, Economic EPS of $6.53 in the fourth quarter of 2024
EPS of $15.13, Economic EPS of $21.36 for the full year 2024

New partnership with NorthBridge Partners, a private markets manager specializing in industrial logistics real estate assets
Net income (controlling interest) of $512 million, Economic Net Income (controlling interest) of $702 million
10% full-year Economic Earnings per share growth reflects AMG’s ongoing strategic evolution and disciplined capital allocation strategy
Repurchased $700 million in common stock or approximately 13% of shares outstanding in 2024

WEST PALM BEACH, FL, February 6, 2025 — AMG, a strategic partner to leading independent investment management firms globally, today reported its financial and operating results for the fourth quarter and year ended December 31, 2024.

Jay C. Horgen, President and Chief Executive Officer of AMG, said:
“AMG delivered record Economic Earnings per share in 2024; growth of 10% relative to the prior year reflected the ongoing evolution of our business and the positive impact of our disciplined capital allocation strategy.

“In 2024, we continued to strategically evolve our business, increasing our exposure to alternatives, which further enhances our long-term growth prospects. AMG’s private markets Affiliates raised approximately $24 billion during the year, reflecting the ongoing demand for our Affiliates’ specialized strategies. Throughout the year we continued to invest our capital and resources alongside our Affiliates to develop new products for the U.S. wealth marketplace, including additional innovative alternative solutions across private markets and liquid alternatives.

“This morning, we announced our investment in NorthBridge Partners, a leading vertically integrated real estate manager with excellent forward prospects, given its deep expertise and targeted investment strategy in last-mile logistics, a high-growth sector benefiting from the expanding digital economy and evolving supply chain dynamics. Our partnership with NorthBridge broadens AMG’s participation in private markets and underscores our focus on investing in areas of secular growth. AMG's proven ability to magnify the competitive advantages of partner-owned firms, while also preserving their independence, continues to differentiate AMG’s partnership model and is highly valued by prospective Affiliates.

“Our execution across each element of our growth strategy, including investing in new Affiliate partnerships, investing in our existing Affiliates, and investing in AMG's capabilities to magnify our Affiliates' success, is driving the evolution of our distinctive business profile. Given AMG’s proven strategic capabilities and 30-year track record of successful partnerships, our opportunities to invest in growth are expanding. With our ample financial flexibility and disciplined capital allocation framework, we enter 2025 in an excellent position to continue executing on our strategy, and create meaningful incremental shareholder value over time.”

FINANCIAL HIGHLIGHTS	Three Months Ended		Years Ended
(in millions, except as noted and per share data)	12/31/2023	12/31/2024	12/31/2023	12/31/2024
Operating Performance Measures
AUM (at period end, in billions)	$672.7	$707.9	$672.7	$707.9
Average AUM (in billions)	648.1	717.3	660.3	700.5
Net client cash flows (in billions)	(6.1)	(8.3)	(29.2)	(13.9)
Aggregate fees	1,560.9	1,509.2	5,066.6	5,236.0
Financial Performance Measures
Net income (controlling interest)	$196.2	$162.1	$672.9	$511.6
Earnings per share (diluted)(1)	5.15	4.92	17.42	15.13
Supplemental Performance Measures(2)
Adjusted EBITDA (controlling interest)	$296.2	$281.7	$935.7	$973.1
Economic net income (controlling interest)	242.9	205.8	717.8	701.6
Economic earnings per share	6.86	6.53	19.48	21.36

For additional information on our Supplemental Performance Measures, including reconciliations to GAAP, see the Financial Tables and Notes.

Capital Management
During the fourth quarter of 2024, the Company repurchased approximately $120 million in common stock, bringing full-year share repurchases to approximately $700 million. The Company also announced a fourth-quarter cash dividend of $0.01 per share of common stock, payable March 4, 2025 to stockholders of record as of the close of business on February 18, 2025.

About AMG
AMG (NYSE: AMG) is a strategic partner to leading independent investment management firms globally. AMG’s strategy is to generate long‐term value by investing in high-quality independent partner-owned firms, through a proven partnership approach, and allocating resources across AMG's unique opportunity set to the areas of highest growth and return. Through its distinctive approach, AMG magnifies its Affiliates' existing advantages and actively supports their independence and ownership culture. As of December 31, 2024, AMG’s aggregate assets under management were approximately $708 billion across a diverse range of private markets, liquid alternative, and differentiated long-only investment strategies. For more information, please visit the Company’s website at www.amg.com.

Conference Call, Replay and Presentation Information
A conference call will be held with AMG’s management at 8:30 a.m. Eastern time today. Parties interested in listening to the conference call should dial 1-877-407-8291 (U.S. calls) or 1-201-689-8345 (non-U.S. calls) shortly before the call begins.

The conference call will also be available for replay beginning approximately one hour after the conclusion of the call. To hear a replay of the call, please dial 1-877-660-6853 (U.S. calls) or 1-201-612-7415 (non-U.S. calls) and provide conference ID 13750674. The live call and replay of the session and a presentation highlighting the Company's performance can also be accessed via AMG’s website at https://ir.amg.com/.

Financial Tables Follow

ASSETS UNDER MANAGEMENT - STATEMENTS OF CHANGES (in billions)

	Alternatives		Differentiated Long-Only
BY STRATEGY - QUARTER TO DATE	Private Markets	Liquid Alternatives	Equities	Multi-Asset & Fixed Income	Total
AUM, September 30, 2024	$131.2	$135.3	$345.9	$116.0	$728.4
Client cash inflows and commitments	5.6	8.9	10.2	5.2	29.9
Client cash outflows	(0.1)	(7.3)	(25.8)	(5.0)	(38.2)
Net client cash flows	5.5	1.6	(15.6)	0.2	(8.3)
Market changes	(0.2)	3.5	(2.5)	0.4	1.2
Foreign exchange	(0.5)	(3.1)	(6.3)	(1.3)	(11.2)
Realizations and distributions (net)	(0.7)	(0.2)	(1.3)	(0.1)	(2.3)
Other	0.1	3.6	(4.0)	0.4	0.1
AUM, December 31, 2024	$135.4	$140.7	$316.2	$115.6	$707.9

	Alternatives		Differentiated Long-Only
BY STRATEGY - YEAR TO DATE	Private Markets	Liquid Alternatives	Equities	Multi-Asset & Fixed Income	Total
AUM, December 31, 2023	$114.8	$124.0	$329.4	$104.5	$672.7
Client cash inflows and commitments	23.7	27.5	38.1	22.1	111.4
Client cash outflows	(0.2)	(25.6)	(80.2)	(19.3)	(125.3)
Net client cash flows	23.5	1.9	(42.1)	2.8	(13.9)
New investments	0.7	—	—	0.7	1.4
Market changes	0.4	10.6	41.4	8.7	61.1
Foreign exchange	(0.3)	(0.8)	(4.6)	(1.2)	(6.9)
Realizations and distributions (net)	(4.4)	(0.5)	(1.4)	(0.3)	(6.6)
Other	0.7	5.5	(6.5)	0.4	0.1
AUM, December 31, 2024	$135.4	$140.7	$316.2	$115.6	$707.9

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	12/31/2023	12/31/2024
Consolidated revenue	$502.7	$524.2

Consolidated expenses:
Compensation and related expenses	244.5	238.8
Selling, general and administrative	84.8	98.4
Intangible amortization and impairments	10.8	7.3
Interest expense	31.4	35.2
Depreciation and other amortization	3.0	4.0
Other expenses (net)	9.6	8.8
Total consolidated expenses	384.1	392.5

Equity method income (net)(3)	125.7	124.5
Affiliate Transaction gains(4)	—	—
Investment and other income	29.8	17.5
Income before income taxes	274.1	273.7

Income tax expense	29.8	52.6
Net income	244.3	221.1

Net income (non-controlling interests)	(48.1)	(59.0)
Net income (controlling interest)	$196.2	$162.1

Average shares outstanding (basic)	33.7	30.1
Average shares outstanding (diluted)	41.3	36.0

Earnings per share (basic)	$5.83	$5.39
Earnings per share (diluted)(1)	$5.15	$4.92

RECONCILIATIONS OF SUPPLEMENTAL PERFORMANCE MEASURES(2)

	Three Months Ended
(in millions, except per share data)	12/31/2023	12/31/2024
Net income (controlling interest)	$196.2	$162.1
Intangible amortization and impairments	39.9	30.5
Intangible-related deferred taxes	12.8	15.3
Affiliate Transactions(4)	—	—
Other economic items	(6.0)	(2.1)
Economic net income (controlling interest)	$242.9	$205.8

Average shares outstanding (adjusted diluted)	35.4	31.5
Economic earnings per share	$6.86	$6.53

Net income (controlling interest)	$196.2	$162.1
Interest expense	31.4	35.2
Income taxes	34.5	54.9
Intangible amortization and impairments	39.9	30.5
Affiliate Transactions(4)	—	—
Other items	(5.8)	(1.0)
Adjusted EBITDA (controlling interest)	$296.2	$281.7
See Notes for additional information.

CONSOLIDATED STATEMENTS OF INCOME

	Years Ended
(in millions, except per share data)	12/31/2023	12/31/2024
Consolidated revenue	$2,057.8	$2,040.9

Consolidated expenses:
Compensation and related expenses	907.5	915.3
Selling, general and administrative	358.2	376.5
Intangible amortization and impairments	48.3	29.0
Interest expense	123.8	133.3
Depreciation and other amortization	13.0	13.4
Other expenses (net)	45.8	40.3
Total consolidated expenses	1,496.6	1,507.8

Equity method income (net)(3)	280.0	312.7
Affiliate Transaction gains(4)	133.1	—
Investment and other income	117.1	77.4
Income before income taxes	1,091.4	923.2

Income tax expense	185.3	182.6
Net income	906.1	740.6

Net income (non-controlling interests)	(233.2)	(229.0)
Net income (controlling interest)	$672.9	$511.6

Average shares outstanding (basic)	35.1	31.1
Average shares outstanding (diluted)	42.2	36.1

Earnings per share (basic)	$19.18	$16.45
Earnings per share (diluted)(1)	$17.42	$15.13

RECONCILIATIONS OF SUPPLEMENTAL PERFORMANCE MEASURES(2)

	Years Ended
(in millions, except per share data)	12/31/2023	12/31/2024
Net income (controlling interest)	$672.9	$511.6
Intangible amortization and impairments	128.5	149.2
Intangible-related deferred taxes	57.3	61.9
Affiliate Transactions(4)	(122.1)	—
Other economic items	(18.8)	(21.1)
Economic net income (controlling interest)	$717.8	$701.6

Average shares outstanding (adjusted diluted)	36.8	32.8
Economic earnings per share	$19.48	$21.36

Net income (controlling interest)	$672.9	$511.6
Interest expense	123.8	133.3
Income taxes	185.2	187.9
Intangible amortization and impairments	128.5	149.2
Affiliate Transactions(4)	(162.7)	—
Other items	(12.0)	(8.9)
Adjusted EBITDA (controlling interest)	$935.7	$973.1
See Notes for additional information.

CONSOLIDATED BALANCE SHEETS

	Years Ended
(in millions)	12/31/2023	12/31/2024
Assets
Cash and cash equivalents	$813.6	$950.0
Receivables	368.4	409.7
Investments	941.9	595.6
Goodwill	2,523.6	2,504.9
Acquired client relationships (net)	1,812.4	1,777.8
Equity method investments in Affiliates (net)	2,288.5	2,246.6
Fixed assets (net)	67.3	57.6
Other assets	243.9	288.7
Total assets	$9,059.6	$8,830.9

Liabilities and Equity
Payables and accrued liabilities	$628.5	$639.1
Debt	2,537.5	2,620.2
Deferred tax liability (net)	463.8	520.5
Other liabilities	466.3	402.4
Total liabilities	4,096.1	4,182.2

Redeemable non-controlling interests	393.4	350.5
Equity:
Common stock	0.6	0.6
Additional paid-in capital	741.4	733.1
Accumulated other comprehensive loss	(167.6)	(163.6)
Retained earnings	6,389.6	6,899.8
	6,964.0	7,469.9
Less: treasury stock, at cost	(3,376.1)	(4,124.6)
Total stockholders’ equity	3,587.9	3,345.3
Non-controlling interests	982.2	952.9
Total equity	4,570.1	4,298.2
Total liabilities and equity	$9,059.6	$8,830.9

Notes

(1)    Earnings per share (diluted) adjusts for the dilutive effect of the potential issuance of incremental shares of our common stock.

We assume the settlement of all of our Redeemable non-controlling interests using the maximum number of shares permitted under our arrangements. The issuance of shares and the related income acquired are excluded from the calculation if an assumed purchase of Redeemable non-controlling interests would be anti-dilutive to diluted earnings per share.

We are required to apply the if-converted method to our outstanding junior convertible securities when calculating Earnings per share (diluted). Under the if-converted method, shares that are issuable upon conversion are deemed outstanding, regardless of whether the securities are contractually convertible into our common stock at that time. For this calculation, the interest expense (net of tax) attributable to these dilutive securities is added back to Net income (controlling interest), reflecting the assumption that the securities have been converted. Issuable shares for these securities and related interest expense are excluded from the calculation if an assumed conversion would be anti-dilutive to diluted earnings per share.

The following table provides a reconciliation of the numerator and denominator used in the calculation of basic and diluted earnings per share:

	Three Months Ended		Years Ended
(in millions)	12/31/2023	12/31/2024	12/31/2023	12/31/2024
Numerator
Net income (controlling interest)	$196.2	$162.1	$672.9	$511.6
Income from hypothetical settlement of Redeemable non-controlling interests, net of taxes	12.9	11.7	49.0	20.5
Interest expense on junior convertible securities, net of taxes	3.4	3.4	13.4	13.4
Net income (controlling interest), as adjusted	$212.5	$177.2	$735.3	$545.5
Denominator
Average shares outstanding (basic)	33.7	30.1	35.1	31.1
Effect of dilutive instruments:
Stock options and restricted stock units	1.7	1.4	1.7	1.7
Hypothetical issuance of shares to settle Redeemable non-controlling interests	4.2	2.8	3.7	1.6
Junior convertible securities	1.7	1.7	1.7	1.7
Average shares outstanding (diluted)	41.3	36.0	42.2	36.1

(2)    As supplemental information, we provide non-GAAP performance measures of Adjusted EBITDA (controlling interest), Economic net income (controlling interest), and Economic earnings per share. We believe that many investors use our Adjusted EBITDA (controlling interest) when comparing our financial performance to other companies in the investment management industry. Management utilizes these non-GAAP performance measures to assess our performance before our share of certain non-cash GAAP expenses primarily related to the acquisition of interests in Affiliates and to improve comparability between periods. Economic net income (controlling interest) and Economic earnings per share are used by management and our Board of Directors as our principal performance benchmarks, including as one of the measures for determining executive compensation. These non-GAAP performance measures are provided in addition to, but not as a substitute for, Net income (controlling interest), Earnings per share, or other GAAP performance measures. For additional information on our non-GAAP measures, see our most recent Annual and Quarterly Reports on Form 10-K and 10-Q, respectively, which are accessible on the SEC's website at www.sec.gov.

Adjusted EBITDA (controlling interest) represents our performance before our share of interest expense, income and certain non-income based taxes, depreciation, amortization, impairments, gains and losses related to Affiliate Transactions, and non-cash items such as certain Affiliate equity activity, gains and losses on our contingent payment obligations, and unrealized gains and losses on seed capital, general partner commitments, and other strategic investments. Adjusted EBITDA (controlling interest) is also adjusted to include realized economic gains and losses related to these seed capital, general partner commitments, and other strategic investments.

Under our Economic net income (controlling interest) definition, we adjust Net income (controlling interest) for our share of pre-tax intangible amortization and impairments related to intangible assets (including the portion attributable to equity method investments in Affiliates) because these expenses do not correspond to the changes in the value of these assets, which do not diminish predictably over time. We also adjust for deferred taxes attributable to intangible assets because we believe it is unlikely these accruals will be used to settle material tax obligations. Further, we adjust for gains and losses related to Affiliate Transactions, net of tax, and other economic items. Other economic items include certain Affiliate equity activity, gains and losses related to contingent payment obligations, tax windfalls and shortfalls from share-based compensation, unrealized gains and losses on seed capital, general partner commitments, and other strategic investments, and realized economic gains and losses related to these seed capital, general partner commitments, and other strategic investments.

Economic earnings per share represents Economic net income (controlling interest) divided by the Average shares outstanding (adjusted diluted). In this calculation, we exclude the potential shares issued upon settlement of Redeemable non-controlling interests from Average shares outstanding (adjusted diluted) because we intend to settle those obligations without issuing shares, consistent with all prior Affiliate equity purchase transactions. The potential share issuance in connection with our junior convertible securities is measured using a “treasury stock” method. Under this method, only the net number of shares of common stock equal to the value of the junior convertible securities in excess of par, if any, are deemed to be outstanding. We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which

Notes (continued)

could be used to repurchase shares of our common stock) that occurs when these securities are converted and we are relieved of our debt obligation.

The following table provides a reconciliation of Average shares outstanding (adjusted diluted):

	Three Months Ended		Years Ended
(in millions)	12/31/2023	12/31/2024	12/31/2023	12/31/2024
Average shares outstanding (diluted)	41.3	36.0	42.2	36.1
Hypothetical issuance of shares to settle Redeemable non-controlling interests	(4.2)	(2.8)	(3.7)	(1.6)
Junior convertible securities	(1.7)	(1.7)	(1.7)	(1.7)
Average shares outstanding (adjusted diluted)	35.4	31.5	36.8	32.8

(3)    The following table presents equity method earnings and equity method intangible amortization and impairments, which in aggregate form Equity method income (net):

	Three Months Ended		Years Ended
(in millions)	12/31/2023	12/31/2024	12/31/2023	12/31/2024
Equity method earnings	$158.3	$150.1	$375.6	$442.7
Equity method intangible amortization and impairments	(32.6)	(25.6)	(95.6)	(130.0)
Equity method income (net)	$125.7	$124.5	$280.0	$312.7

(4)    The following table presents the impact of the completion of our previously announced sales of our equity interests in Veritable, LP to a third party in the third quarter of 2023, and Baring Private Equity Asia to EQT AB (“EQT”), a public company listed on Nasdaq Stockholm (EQT ST), in the fourth quarter of 2022, pursuant to which we received ordinary shares of EQT:

	Three Months Ended		Years Ended
(in millions)	12/31/2023	12/31/2024	12/31/2023	12/31/2024
Affiliate Transaction gain	$—	$—	$133.1	$—
Investment and other income - Realized gains on EQT shares	—	—	29.6	—
Affiliate Transactions, pre-tax	—	—	162.7	—
Income taxes	—	—	(40.6)	—
Affiliate Transactions, after-tax	$—	$—	$122.1	$—

Forward-Looking Statements and Other Matters
Certain matters discussed in this press release issued by Affiliated Managers Group, Inc. (“AMG” or the “Company”) may constitute forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “preliminary,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “projects,” “positioned,” “prospects,” “intends,” “plans,” “estimates,” “pending investments,” “anticipates,” or the negative version of these words or other comparable words. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, uncertainties relating to closing of pending investments or transactions and potential changes in the anticipated benefits thereof, the investment performance and growth rates of our Affiliates and their ability to effectively market their investment strategies, the mix of Affiliate contributions to our earnings, and other risks, uncertainties, and assumptions, including those described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors may be updated from time to time in our periodic filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable law.

This release does not constitute an offer of any products, investment vehicles, or services of any AMG Affiliate.

From time to time, AMG may use its website as a distribution channel of material Company information. AMG routinely posts financial and other important information regarding the Company in the Investor Relations section of its website at www.amg.com and encourages investors to consult that section regularly.